UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

July 30, 2026 (July 24, 2026)

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On July 24, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), determined, after consultation with management and Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm, that the previously issued unaudited condensed consolidated financial statements filed in its Quarterly Report on Form 10-Q for the three months ended March 31, 2026 (the “Affected Period”), initially filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2026 (the “Original Form 10-Q”), require restatement and should no longer be relied upon. The restated unaudited condensed consolidated financial statements will be included in an Amendment No. 1 on Form 10-Q/A for the quarter ended March 31, 2026 (the “Form 10-Q/A”), which will be filed as promptly as practicable following this Current Report on Form 8-K (this “Report”).

During the preparation of the Company’s financial statements for the quarterly period ended June 30, 2026, management identified certain errors in the classification of certain professional fees related to the Company’s acquisition and financing transactions (such errors, the “Expense Classification Errors”), as well as errors in the Company’s accounting under ASC Topic 718, Compensation—Stock Compensation (“ASC 718”), for performance stock units (“PSUs”) granted to certain executive officers during the three months ended March 31, 2026 (such error, the “Stock-Based Compensation Errors”). The estimated financial impacts are preliminary and subject to change as the Company completes its restatement procedures.

●	Expense Classification Errors: The Company recorded approximately $1.4 million of legal and professional fees as general and administrative expense for the three months ended March 31, 2026, that were direct and incremental costs of specific debt and equity transactions and should have been deferred. These costs primarily related to debt issuance costs, which are presented as a direct deduction from the carrying amount of the related debt or, for debt not yet issued, deferred within other current assets, and equity issuance costs, which are charged against the gross proceeds of completed issuances or, for offerings not yet completed, deferred within other current assets. The Company’s analysis is ongoing, and these amounts remain preliminary as management completes its full assessment of the Expense Classification Errors.

●	Stock-Based Compensation Errors: The Company identified non-cash errors in its accounting for the PSU awards, including with respect to the determination of the grant-date fair value of the awards and the method of attributing compensation cost over the awards’ vesting terms. The grant-date fair value of the PSU awards granted during the three months ended March 31, 2026, as originally determined of $23.5 million, was inappropriately calculated and understated. Management is continuing to evaluate the accounting for the PSU awards under ASC 718, which assessment determines the timing and amount of compensation cost required to be recognized. The Company’s analysis is ongoing, and the Company is unable at this time to quantify the effect of the Stock-Based Compensation Errors on the Affected Period; the effect may be material to the Original Form 10-Q.

In addition to the Expense Classification Errors and the Stock-Based Compensation Errors, management is evaluating the Company’s accounting for its acquisition on January 16, 2026, of the remaining 50% membership interest in Texas Critical Data Centers, LLC (“TCDC”). Specifically, management is evaluating certain components of the fair value of the acquisition and has engaged a valuation expert. The Company’s analysis is ongoing, and the Company is unable at this time to quantify the potential effects of the analysis if it determines an error has occurred.

Estimated Effect of the Restatement

The Company is unable at this time to quantify the combined effect of all of the errors described in this Report on the Affected Period, including the effect on net loss and net loss per share, pending completion of the evaluation of the Expense Classification Errors, the Stock-Based Compensation Errors and the TCDC acquisition analysis described above; the combined effect may be material. The errors affect net loss, net loss per share, total assets, total liabilities and total stockholder’s equity as well as the presentation of the condensed consolidated statement of cash flows and the condensed consolidated statement of changes in stockholders’ equity. The Expense Classification Errors and Stock-Based Compensation Errors have no effect on the Company’s cash position. The correction of the Stock-Based Compensation Errors and Expense Classification Errors is not expected to have an income tax effect because the Company maintains a full valuation allowance against its deferred tax assets.

As stated in the Original Form 10-Q, management concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2026 and has identified a material weakness in the Company’s internal control over financial reporting.

Investors and other readers should rely only on the financial information and related disclosures regarding the Affected Period in the Form 10-Q/A and in any other future filings with the SEC. They should not rely on the Original Form 10-Q or any previously issued or filed reports, press releases, earnings releases, investor presentations or similar communications relating to the Affected Period.

The Company’s management and the Audit Committee have discussed the matters described in this Report with Weaver and Tidwell, L.L.P., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.

Date: July 30, 2026

	By:	/s/ Charles Nelson
	Name:	Charles Nelson
	Title:	Chief Executive Officer

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